    As filed with the Securities and Exchange Commission on December 15, 1999

                                                     Registration No. 333-67689
-------------------------------------------------------------------------------




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO
                              FORM S-1 ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                  ANCHOR NATIONAL LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

California                           6311                     86-0198983
(State or other               (Primary Standard            (I.R.S. Employer
jurisdiction of            Industrial Classification     Identification Number)
incorporation or Number)        organization)


                             1 SunAmerica Center
                      Los Angeles, California 90067-6022
                               (310) 772-6000
            (Address, including zip code, and telephone number,
                      including area code, or registrant's
                           principal executive offices)


                            Susan L. Harris, Esquire
                      Anchor National Life Insurance Company
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                               (310) 772-6000
           (Name, address, including zip code, and telephone number, including area code of agent for service)

                                 -------------


     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________


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
                                     [LOGO]

                                    PROFILE

                                 July 15, 1999

Incorporated herein by reference to Post-Effective Amendment No. 1 under Securities Act of 1933 (the 33 Act) to Registration Statement file No. 333-67689 on Form S-3 filed on July 12, 1999.

                                     [LOGO]

                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY


Incorporated herein by reference to Post-Effective Amendment No. 1 under Securities Act of 1933 (the 33 Act) to Registration Statement file No. 333-67689 on Form S-3 filed on July 12, 1999.

                               Part II
                               -------

               Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

        SEC registration fee . . . . . . . . . . . . . . $  5,560
        Printing and engraving . . . . . . . . . . . . .   50,000
        Legal fees and expenses . . . . . . . . . . . .    10,000
        Rating agency fees . . . . . . . . . . . . . . .    7,500
        Miscellaneous . . . . . . . . . . . . . . . . .    10,000
                                                         ---------
           Total . . . . . . . . . . . . . . . . . . . . $ 83,060
                                                         ---------
                                                         ---------

Item 15. Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.


Seasons Select

Exhibit No.                   Description
-----------                   -----------
   (1)  Form of Underwriting Agreement ***
   (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession **
   (3)  (a)   Articles of Incorporation ***
        (b)   By-Laws ***
   (4)  (a)   Seasons Select Allocated Fixed and Variable Group Annuity
              Certificate +
        (b)   Seasons Select Individual Fixed and Variable Annuity Contract +
        (c)   Seasons Select Participant Enrollment Form +
        (d)   Seasons Select Deferred Annuity Application +
   (5)        Opinion of Counsel re:  Legality **
              (including on Exhibit (23)(b))
   (6)        Opinion re Discount on Capital Shares **
   (7)        Opinion re Liquidation Preference **
   (8)        Opinion re Tax Matters **
   (9)        Voting Trust Agreement **
   (10)       Material Contracts **
   (11)       Statement re Computation of Per Share Earnings **
   (12)       Statement re Computation of Ratios **
   (14)       Material Foreign Patents **
   (15)       Letter re Unaudited Financial Information **
   (16)       Letter re Change in Certifying Accountant **
   (23)       (a)   Consent of Independent Accountants *
              (b)   Consent of Attorney **
   (24)       Powers of Attorney *
   (25)       Statement of Eligibility of Trustee **
   (26)       Invitation for Competitive Bids **
   (27)       Financial Data Schedule +
   (28)       Information Reports Furnished to State Insurance Regulatory
              Authority **
   (29)       Other Exhibits **

*    Herewith
**   Not Applicable
***  Incorporated by Reference to
     Pre-Effective Amendment No. 1 to
     Registration Statement No. 333-08877
     on Form S-1 filed on March 11, 1997.
**** Incorporated by Reference to the
     Initial Registration Statement of
     this Registrant filed on Form S-1
     on November 20, 1998.
+    Incorporated by Reference to
     Pre-Effective Amendment No. 2
     to this Registration Statement on
     Form S-1, filed on February 1, 1999.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 14th day of December, 1999.


                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY


                            By:  /s/ JAY S. WINTROB
                               -----------------------------------
                                 Jay  S. Wintrob
                                 Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                   TITLE                            DATE
   ---------                   -----                            ----

ELI BROAD*              President, Chief Executive
-------------------        Officer, & Chairman of
Eli Broad                         Board
                        (Principal Executive Officer)

SCOTT L. ROBINSON*      Senior Vice President &
-------------------             Director
Scott L. Robinson       (Principal Financial Officer)

N. SCOTT GILLIS*        Senior Vice President &
-------------------            Controller
N. Scott Gillis         (Principal Accounting Officer)

JAMES R. BELARDI*                Director
-------------------
James R. Belardi

JANA W. GREER*                   Director
-------------------
Jana W. Greer

/s/ JAY S. WINTROB               Director
-------------------
Jay S. Wintrob

/s/ SUSAN L. HARRIS
-------------------              Director                  December 14, 1999
Susan L. Harris

PETER MCMILLAN, III*
-------------------
Peter McMillan, III

MARC H. GAMSIN*
-------------------
Marc H. Gamsin*

 *By:  /s/ SUSAN L. HARRIS   Attorney-in-Fact
     ---------------------
       Susan L. Harris



       Dated: December 14, 1999

            EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -------------------------------------------------
    (23)       (a) Consent of Independent Accountants

    (24)       Power of Attorney